SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2005

ABC Bancorp

(Exact name of registrant as specified in its charter)

Georgia	0-16181	58-1456434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 2nd Avenue, S.E., Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2005, ABC Bancorp (the “Company”) and Johnny R. Myers entered into an employment agreement pursuant to which Mr. Myers will serve as the Executive Vice President and Regional Executive of the Company (the “Employment Agreement”). A copy of the Employment Agreement is included as Exhibit 10.1 to this Current Report.

Under the Employment Agreement, Mr. Myers will serve as Executive Vice President and Regional Executive for a continuously (on a daily basis) renewing, one-year period until such time as either party gives written notice to the other party not to extend the term of the Employment Agreement beyond the date that is one year after the date specified in such notice. Notwithstanding any notice not to so extend, the term of the Employment Agreement will not expire prior to the expiration of twelve months after the occurrence of a Change of Control (as defined) of the Company. The Employment Agreement, which automatically terminates when Mr. Myers attains age 65, provides that Mr. Myers will receive a minimum base salary of $140,000.

In addition, the Employment Agreement provides that Mr. Myers is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as Executive Vice President and Regional Executive of the Company. The Employment Agreement further provides that, in the event of termination of his employment with the Company, the Company will pay to Mr. Myers (i) his base salary and annual bonus through the date of termination if he is terminated by the Board of Directors for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) his base salary and annual bonus through the date of termination and, for one additional 12-month period, his base salary and a bonus in an amount determined pursuant to the terms of the Employment Agreement if he terminates his employment for “good reason”.

Upon a termination of his employment for “good reason”, Mr. Myers will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Employment Agreement also includes certain restrictive covenants which limit the ability of Mr. Myers to compete with the Company or divulge certain confidential information concerning the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Executive Employment Agreement with Johnny R. Myers dated as of May 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ABC BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated: May 16, 2005

EXHIBIT INDEX

10.1	Executive Employment Agreement with Johnny R. Myers dated as of May 11, 2005.